FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment (this "Amendment") is made as of April 22, 2009 to that certain Loan and Security Agreement dated June 30, 2008 (the "Loan Agreement") by and between iCAD, INC., a Delaware corporation with a principal place of business at 98 Spit Brook Road, Nashua, New Hampshire 03062 (the "Borrower"), and RBS CITIZENS, N.A., a national banking association with a banking office at 28 State Street, Boston, Massachusetts 02109 (the "Bank").

BACKGROUND

The Borrower has advised the Bank that it failed to meet the Adjusted EBITDA covenant contained in the Loan Agreement for the fiscal quarter ended March 31, 2009 and has requested that the Bank agree to waive such non-compliance.

The Borrower and the Bank have agreed to remove the Adjusted EBITDA covenant from the Loan Agreement on a going forward basis, subject to the terms and conditions set forth in this Amendment.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

AGREEMENT

1. The Bank hereby waives the Borrower's non-compliance with the Adjusted EBITDA covenant contained in Section 15(b) of the Loan Agreement for the fiscal quarter ended March 31, 2009. The Bank's agreement to waive such non-compliance shall not be deemed to establish a course of dealing or conduct or construed as an agreement by the Bank to waive compliance with any other term or condition of the Loan Agreement at any time.

2. Effective April 1, 2009, Section 15(b) of the Loan Agreement is deleted in its entirety and replaced with the following text:

   "Not applicable;"

3. In consideration of the waiver and amendment, the Borrower shall pay an amendment fee in the amount of $750.00 which is due and payable on the date of this Amendment. The Borrower authorizes the Bank to charge Borrower's deposit account for payment of the Amendment Fee.

4. This Amendment has been duly authorized, executed and delivered by the Borrower and

constitutes, along with the Loan Agreement, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

5. The Borrower, by execution of this Amendment, certifies to the Bank that each of the representations and warranties set forth in the Loan Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, as if fully set forth in this Amendment.

6. The Borrower further represents and warrants to the Bank that all of the conditions precedent to lending specified in Section 9(b) of the Loan Agreement have been and continue to be satisfied as of the date hereof. Without limiting the generality of the foregoing, the Borrower hereby confirms that no Default or Event of Default (other than the failure to comply with Section 15(b) of the Loan Agreement) has occurred and is continuing.

7. By execution of this Amendment, the Borrower acknowledges and confirms that, as of the date of this Amendment, it is not aware of any offsets, defenses or claims against the Bank or any of its officers, agents, directors or employees or the Obligations.

8. To the extent possible and except for the specific changes to the Loan Agreement effected hereby, this Amendment shall be construed to be consistent with the provisions of the Loan Agreement. In the event of any inconsistency between the provisions of this Amendment and any other document, instrument, or agreement entered into by and between the Borrower and the Bank, the provisions of this Amendment shall govern and control. This Amendment shall be binding upon the Borrower and the Bank, and their representatives, successors, and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns. This Amendment incorporates all of the discussions and negotiations between the Borrower and the Bank, either expressed or implied, concerning the matters included herein, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Bank, then by a duly authorized officer thereof.

9. The Borrower acknowledges and agrees that it shall immediately pay to the Bank the full amount of all reasonable out-of-pocket costs and expenses of the Bank incurred by the Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by the Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of the Bank under the Loan Agreement and other Loan Documents or otherwise in respect of any of the Obligations.

10. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

11. The laws of Massachusetts shall govern the construction of this Agreement and the rights and duties of the parties hereto. Borrower and Bank agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Borrower, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

SIGNATURES APPEAR ON THE NEXT NUMBERED PAGE.

WITNESS our hands and seals as of the date first above written.

WITNESS

____

BORROWER
iCAD, INC.

By: ______________________________
Darlene Deptula-Hicks, EVP, CFO

LENDER
RBS CITIZENS, NATIONAL ASSOCIATION

____

By: ______________________________
Victoria P. Lazzell, Senior Vice President